Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Intervest Bancshares Corporation on Form S-8 of our reports dated February 28, 2013 on the consolidated financial statements of Intervest Bancshares Corporation and the effectiveness of internal controls over financial reporting, which reports appear in the Annual Report on Form 10-K of Intervest Bancshares Corporation for the year ended December 31, 2012.

/s/ Hacker, Johnson & Smith, P.A., P.C.

Tampa, Florida

May 29, 2013